[Letterhead of Cahill Gordon & Reindel]
















                                   February 6, 1996






                                                             (212) 701-3000




Prudential Securities Incorporated
One Seaport Plaza
New York, New York  10292

                        Re:  Government Securities
                             Equity Trust Series 9

Gentlemen:

            We have acted as special counsel for you as Depositor of the Government Securities Equity Trust Series 9 (the "Trust"), in connection with the issuance under the Trust Indenture and Agreement, dated May 16, 1989, and related Reference Trust Agreement, dated February 6, 1996 (such Trust Indenture and Agreement and Reference Trust Agreement collectively referred to as the "Indenture"), among you, as Depositor, The Chase Manhattan Bank (National Association), as Trustee, and Kenny Information Systems, Inc., as Evaluator, of units of fractional undivided interest in said Trust (the "Units") comprising the Units of Government Securities Equity Trust Series 9. In rendering our opinion expressed below, we






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have relied in part upon the opinions and representations of your officers and upon opinions of counsel to Prudential Securities Incorporated.

            Based upon the foregoing, we advise you that, in our opinion, when the Indenture has been duly executed and delivered on behalf of the Depositor and the Trustee and when the certificate evidencing the Units has been duly executed and delivered by the Depositor and the Trustee in accordance with the Indenture, the Units will be legally issued, fully paid and nonassessable by the Trust, and will constitute valid and binding obligations of the Trust and the Depositor in accordance with their terms, except that enforceability of certain provisions thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors generally and by general equitable principles.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 33-64881) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and the related Prospectus.

                                          Very truly yours,


                                   CAHILL GORDON & REINDEL